FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2006

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Metro Boulevard, Edina, MN		55439
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 947-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2006, Regis Corporation (the “Company”) entered into a Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”).  The Rights Agreement was adopted to replace the Company’s previous Rights Agreement, dated December 23, 1996, as amended (the “Old Rights Agreement”), which expired by its terms on December 23, 2006.

On December 13, 2006, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of Common Stock, par value $.05 per share, of the Company (the “Common Shares”). The Rights were issued to the holders of record of Common Shares outstanding at December 26, 2006 (the “ Record Date”) and will be issued with respect to Common Shares issued thereafter until the Distribution Date (as defined below). Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $.05 per share, of the Company (the “Preferred Shares”) at a price of $140 (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement.

Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding Common Shares (such person or group being called an “Acquiring Person”), and (ii) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares, (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates (as defined below) and not by separate Right Certificates. With respect to any certificate for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at December 26, 2016 (the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

The number of Preferred Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board of Directors of the Company in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares or otherwise. The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.

The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1,000th) of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

Subject to the right of the Board of Directors of the Company to redeem or exchange the Rights as described below, at such time as there is an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandths of a Preferred Share equal to the number of Common Shares which at the time of such transaction would have a market value of twice the Purchase Price.  Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void and will not be subject to the “flip-in” provision.

In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is a publicly traded corporation or 50% or more of the Company’s assets or assets representing 50% or more of the Company’s earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is a publicly traded corporation, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is not a publicly traded entity or 50% or more of the Company’s assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is not a publicly traded entity, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder’s option, (i) that number of shares of the surviving corporation in the transaction with such entity (or, at such holder’s option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price. The “flip-over” provision only applies to a merger or similar business combination with an Acquiring Person.

Any Rights that are or were, at any time on or after the date an Acquiring Person becomes such, beneficially owned by an Acquiring Person or any affiliate or associate of an Acquiring Person (or a transferee thereof) will become null and void and any holder of any such Right (including any subsequent holder) will be unable to exercise any such Right.

The Rights are redeemable by the Board of Directors at a redemption price of $.001 per Right (the “Redemption Price”) any time prior to the earlier of (i) such time as there is an Acquiring Person and (ii) the Expiration Date. Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

After there is an Acquiring Person the Board of Directors may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

At any time prior to such time as there shall be an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including, without limitation, the date on which the Expiration Date or the Distribution Date shall occur, the amount of the Purchase Price or the definition of “Acquiring Person”), except that no supplement or amendment shall be made that reduces the Redemption Price of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. Once the Rights have become exercisable, in most cases the Rights will cause substantial dilution to a person or group that attempts to acquire or merge with the Company. Accordingly, the existence of the Rights may deter potential acquirors from making a takeover proposal or a tender offer. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company because the Company may redeem the Rights and because the Board of Directors of the Company can amend the Rights Agreement so that a transaction approved by the Board of Directors of the Company would not cause the Rights to become exercisable.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, the Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Junior Participating Preferred Stock, specifying the terms of the Preferred Shares (Exhibit A to the Rights Agreement), and the form of Rights Certificate (Exhibit B to the Rights Agreement) are filed herewith as exhibits.  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and to such exhibits, each of which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

See description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Junior Participating Preferred Stock of Regis Corporation attached hereto as Exhibit 3.1 was filed with the Secretary of State of the State of Minnesota on December 26, 2006.  Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit 3.1

Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Junior Participating Preferred Stock of Regis Corporation (attached as Exhibit A to the Rights Agreement and incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A, dated December 26, 2006).

Exhibit 4.1

Rights Agreement, dated as of December 26, 2006, between Regis Corporation and Wells Fargo Bank, N.A., as Rights Agent, and Form of Rights Certificate attached as Exhibit B to the Rights Agreement (incorporated by reference to Exhibits 1 and 3 to the Company’s Registration Statement on Form 8-A, dated December 26, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

REGIS CORPORATION

By	/s/ Eric A. Bakken
Name: Eric A. Bakken
Title: Senior Vice President & General
Counsel

Date: December 29, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Junior Participating Preferred Stock of Regis Corporation (attached as Exhibit A to the Rights Agreement and incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A, dated December 26, 2006).

4.1

Rights Agreement, dated as of December 26, 2006, between Regis Corporation and Wells Fargo Bank, N.A., as Rights Agent, and Form of Rights Certificate attached as Exhibit B to the Rights Agreement (incorporated by reference to Exhibits 1 and 3 to the Company’s Registration Statement on Form 8-A, dated December 26, 2006).